                           ORDINANCE NO. 00-067
                                         ------

         AN ORDINANCE OF THE CITY COUNCIL OF THE CITY OF GREENVILLE, TEXAS, GRANTING TO CAP ROCK ELECTRIC COOPERATIVE, INC. (A CORPORATION WITH ITS PRINCIPAL OFFICE IN THE CITY OF MIDLAND, MIDLAND COUNTY, TEXAS), THE FRANCHISE AND RIGHTS TO CONDUCT IN SAID CITY THE BUSINESS OF ACQUIRING, MAINTAINING, INSTALLING AND OPERATING ELECTRIC FACILITIES FOR THE TRANSMISSION AND DISTRIBUTION OF ELECTRICITY TO THE CITY OF GREENVILLE AND THE INHABITANTS THEREOF AND THE RIGHT TO USE THE STREETS, ALLEYS AND OTHER PUBLIC WAYS IN SAID CITY FOR SAID PURPOSES, PRESCRIBING THE CONDITIONS, LIMITATIONS AND RESTRICTIONS UNDER WHICH SAID PRIVILEGES MAY BE EXERCISED; PRESCRIBING AN ANNUAL FEE TO THE CITY; AND PRESCRIBING THE TERM OF SAID FRANCHISE AND RIGHTS TO BE TEN (10) YEARS; CONTAINING A SAVINGS AND SEVERABILITY CLAUSE; AND ORDERING PUBLICATION.


BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF GREENVILLE, TEXAS (hereinafter referred to as "City" which said term means the corporate entity of the City of Greenville, Texas, the City Council or the corporate limits of the City of Greenville, whenever either of said meanings shall be appropriate in the context of this ordinance):

         THAT Cap Rock Electric Cooperative, Inc. (hereinafter called "Grantee"), its successors and assigns, be and it is hereby granted the franchise, right and privilege to conduct within and only within its service area as certified by the Public Utility' Commission of Texas, in the City the business of acquiring, constructing, maintaining, installing and operating electric facilities for the transmission and distribution of electricity to the City and the inhabitants thereof, upon the following terms, provisions and conditions, to wit:

         SECTION 1. The term of this grant shall be a period of time commencing on December 29, 1998, and ending on December 28. 2008, and for such additional period or extension of time as may be granted.

         SECTION 2. That the said Grantee is hereby granted the right to construct, lay, repair, remove and replace electric light and power lines, facilities and equipment, and to construct and install such machinery, equipment and/or facilities as may be necessary or advisable for the proper performance of the service to be rendered to the City and the citizens and inhabitants thereof located within Cap Rock's service area as certified by the Public Utility Commission of Texas, and to the best interest of the electricity consumers (including underground conduits, poles, towers, wires and transmission lines), in, on, over, under, along, upon and across all of the present and/or future streets, roads, highways, alleys and public ways of the City and controlled by the City, and to have at all times access to said streets, alleys and public ways for the purpose of constructing, laying, repairing,

--------------------------------------------------------------------------------
Cap Rock Franchise                                                   Page 1 of 8
removing and replacing such electric light and power lines, facilities and equipment and other appurtenances under this grant as may be needed from time to time during the term of this franchise or any extension thereof; provided, however, that the work done in connection with the construction, maintenance and operation of said electric facilities and distribution system shall be subject to and governed by the regulations, rules and ordinances now legally in force or that may be hereafter lawfully adopted, to the extent that such regulations, rules and ordinances are not inconsistent with the provisions of this ordinance and do not deprive Grantee of its use and enjoyment of the franchise rights and privileges herein granted.

         That the said Grantee is to have the right to construct electric light and power facilities and equipment, and to construct such buildings and install such machinery or equipment, and to sell or lease such equipment to the citizens of the City as may be necessary or advisable in Grantee's judgment for the proper performance of the service to be rendered to the City and to its citizens and inhabitants to the best interest of the electricity consumers, and to have, at all times, access to the streets and alleys of said City for the purpose of constructing such facilities and equipment as may be needed from time to time during the term of this franchise, or any extensions thereof; provided that at no time shall the Grantee obstruct such streets or alleys so as to interfere with the public use thereof for a period of longer than twenty-four (24) hours unless approved by the City's Director of Public Works, and that after such facilities or equipment are erected or laid and tested the same shall be covered, if underground, and such streets or alleys shall be replaced in the same or as good condition as before such work was done at the sole cost and expense of the Grantee. The Grantee's right for access and construction within the city limits is limited to the areas within its service areas as certified by the Public Utilities Commission of Texas.

         That this franchise is granted upon and subject to the following provisions:

         1. Maintaining its properties, the Grantee shall not unnecessarily or unreasonably impair or obstruct the streets, roads, highways, alleys, sidewalks and public ways.

         2. In installing and constructing additional pole lines or underground lines, Grantee shall, insofar as practicable, so install and construct the same along or under the alleyways, where alleys exist, rather than along or under streets, using the streets as necessary in connecting from one alley to another.

         3. Grantee, at its expense, shall construct or erect and extend electric service to any consumer within its service area as certified by the Public Utilities Commission of Texas, in the City of Greenville, within ninety (90) days after receiving a written request from the Greenville City Manager, but Grantee shall not be required to extend service lines more than three hundred (300) feet to any one consumer.

         4. Grantee covenants and agrees that it will repair any of the City's streets and alleys that Grantee, its employees, agents, contractors and subcontractors damages so that such streets and alleys will comply with the City's standard specifications.

--------------------------------------------------------------------------------
Cap Rock Franchise                                                   Page 2 of 8

         5. Grantee covenants and agrees that Grantee shall, at its own expense, repair all water lines, sewer lines, service lines and water meters owned by the City that Grantee, its employees, agents, contractors or subcontractors damage so that such water lines, sewer lines, service lines and water meters shall comply with the requirements of the Greenville City Standard Specifications.

         6. The City reserves the right to lay and permit to be laid electric conduits, water and sewer lines and other pipelines or cables, and to do and permit to be done any above or underground work which may be deemed necessary or proper by the City in, across, along or under any street, alley, highway or other public way occupied by the Grantee; and whenever by reason of changes in the grade or width of any street, or in the location or manner of constructing any City-owned water pipes, sewer lines or other above ground or underground structures, it shall be deemed necessary by the City to alter, change, adapt or conform electric service lines of Grantee in any street or alley lawfully dedicated to public use or other public ways occupied by Grantee, such alterations or changes shall be made by the Grantee when ordered in writing by the City Manager or any supervisor or other representative of the City thereof so authorized to act, and the City shall be required to reimburse Grantee for all necessary costs and expenses.

         SECTION 3. Grantee, its successors and assigns, shall file with the City Secretary of the City a schedule of all rates for the sale of electricity to its general domestic and commercial customers who use electricity win the City, which shall be the rates now in existence; provided, however, nothing herein shall prohibit the Grantee from filing in the future its application for increase or decrease of such rates and the City acting thereon by ordinance.

         SECTION 4. The City, by the granting of this franchise, does not surrender or to any extent lose, waive, imperil or lessen the lawful powers and rights now or hereinafter vested in the City under the Constitution and Statutes of the State of Texas and under the Charter of the City to regulate the rates for services of Grantee; and Grantee, by its acceptance of this franchise, agrees that all such lawful regulatory powers and rights, as the same may from time to time be vested in the City, shall be in full force and effect and subject to the exercise thereof by the City at any time and from time to time.

         SECTION 5. The Grantee may require from any consumer of electricity, before electric service is commenced or continued, a deposit of up to one-sixth (1/6) of the estimated yearly bill, which said deposit may be retained by the Grantee until service is discontinued and all bills therefor have been paid, if in accordance with state or federal law. The Grantee shall then return said deposit to the consumer, together with interest accrued thereon (to the extent not theretofore paid or applied) at the statutory rate from the date of said deposit. The grantee shall be entitled to apply said deposit and/or accrued interest to any indebtedness owed the Grantee by the consumer owning the deposit, and when said deposit has been applied in whole or in part to any such indebtedness, the consumer may be required to restore or increase said deposit to its proper level as a condition to the resumption or continuation of service. The Grantee may make, from time to time, and enforce, reasonable rules and regulations for the conduct of its business and may require, as a condition to the commencement or continuation of its service, the execution of a contract therefor by the consumer of such electricity.

--------------------------------------------------------------------------------
Cap Rock Franchise                                                   Page 3 of 8

         In case of default or nonpayment of any electric bill rendered at any authorized rate, Grantee shall have the right to discontinue service to such consumer in accordance with the laws of the United States and the State of Texas; and in case said consumer shall make application to have service reconnected, he may be required to pay, as a condition precedent thereto, all amounts due to the Grantee and also a reasonable reconnecting fee.

         SECTION 6. In consideration of the grant of said privilege and franchise by the City and as full payment for the privilege of using and occupying the streets, alleys, highways, easements, parks and other public places within the City, and in lieu of any and all occupation taxes, easements and franchise taxes, and in lieu of license and inspection fees or charges, street taxes, street or alley rentals and of all other charges, levies, fees and rentals of whatsoever kind and character which the City may impose or hereafter be authorized or empowered by law to levy and collect, the Grantee shall pay to the City annually and on or before March 15 of each year during the term hereof beginning March 15, 1999, an amount equivalent to four percent (4%) of the gross revenues received by the Grantee, its successors and assigns during the preceding calendar year from sales of electricity within the corporate limits of said City. The yearly franchise fee payment shall be made to the City at the office of the City Manager, 2821 Washington Street, Greenville, Texas 75401. The franchise fee payment shall be exclusive of and in addition to all general municipal taxes of whatever nature, including, but not limited to, sales and use taxes, ad valorem taxes and special taxes and assessments for public improvements. On or before the 15th day of March of each year, a verified report shall be filed with the City by the Grantee showing its gross revenues as aforesaid for the preceding calendar year, and the payment made hereunder shall be based upon said report. The payment made by Grantee on or before March 15 of each year during the term hereof; shall be for the use during the preceding calendar year of the City's alleys, streets and other public rights of way which are located within the service area as certified by the Public Utilities Commission of Texas.

         Upon the expiration of five (5) years from the date of inception of this franchise, the City may elect to negotiate the yearly franchise fee. Notice of the election to renegotiate shall be made in writing by the City to Grantee sixty (60) days prior to the fifth anniversary of this franchise.
The new franchise fee, as renegotiated, shall be applicable and payable for the remaining term of the franchise. In the event that the City and Grantee are not able to reach an agreement for the renegotiation of the yearly franchise fee, then the yearly franchise payment shall not be changed and shall remain at four percent (4%) of the gross revenues received by the Grantee.

         The City, or its duly authorized representatives, shall have the right at all reasonable times, to review and appropriate records regarding the sale, operations, transmission and distribution of electricity within the City by Grantee pursuant to this Franchise Agreement.

         SECTION 7. The Grantee's undertakings shall be subject to its ability, by use of due diligence and normal business methods, to obtain and place in service the necessary materials and facilities. Moreover, the Grantee shall be excused from failure or delay in performing such obligations if; and to the extent, occasioned by act of God, fire, explosion, flood, act of public enemy, contagion or contamination hazardous to human life or health, legal restraints, labor difficulties, material shortages, interruption or deficiency of electricity supply not attributable to

--------------------------------------------------------------------------------
Cap Rock Franchise                                                   Page 4 of 8
default of the Grantee or, without limitation, any other cause or combination of causes not reasonable within the Grantee's ability to anticipate or control.

         SECTION 8. If the said Grantee shall fail to comply substantially with the conditions of the franchise, the City shall have the right, by ordinance duly passed therefor, to forfeit all the right and franchises herein granted to the said Grantee, provided that the City shall give Grantee, its successors and assigns, sixty (60) days notice in writing, specifying the conditions claimed to have been violated, and giving full and fair opportunity to be heard thereon before declaring such forfeiture, which notice shall fairly and fully set out all of the conditions claimed and complained of and shall be given by the said City, after having been properly authorized by the Mayor and governing body of the said City; provided, however, that the said Grantee shall have sixty (60) days after receiving such notice in which to rectify and correct such violations and to comply substantially with the terms and conditions of the ordinance. Should the violations of this ordinance so complained of not have been rectified and corrected and the terms and conditions of this ordinance substantially complied with at the end of said sixty (60) days, then, and in that event, the City shall have the power to forfeit this franchise on account of the violations specified in said notice; provided, however, that upon receipt of the above-referenced notice from the City, the Grantee, if it disputes that it is in violation of the conditions of the franchise, shall, within thirty
(30) days of receiving such notice, notify the City, in writing, that it disputes that it is in violation of the conditions of the franchise, specifying the reasons that the Grantee feels it is not in violation of the conditions of the franchise. In that event, if the parties cannot reach an agreement on whether or not the Grantee is in violation of the conditions of the franchise, then the matter shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the American Association then prevailing with the arbitration being conducted in Dallas, Texas, unless the parties agree otherwise. At such time as the ruling of the arbitrator becomes final, if Grantee is found to be in violation of the conditions of the franchise, then the Grantee shall have sixty (60) days from the date such ruling becomes final in which to rectify and correct such violations and to comply substantially with the terms and conditions of the franchise as set forth above and the City shall have the right to forfeit this franchise as set forth above and as set forth subsequently herein.

         In case of forfeiture as herein provided, the City reserves the right to purchase the electric facilities off the Grantee at the greater of its appraised value or the actual book value incurred by Grantee to construct the facilities, or to allow the Grantee to remove same within one year from the date of such forfeiture. In the event the City chooses to allow the Grantee to remove the electric facilities. then the Grantee shall be paid an idled facilities charge which shall equal the actual cost of the facilities to Grantee minus the salvage of the facilities removed.

         In lieu of forfeiture, at the option of the City, for each and every breach or violation of any of the provisions of this ordinance by the Grantee, it shall be liable to a civil penalty of twenty-five dollars ($25.00) and, if the breach or violation shall be a continuous one, each day during which such breach or violation continues shall be deemed a separate breach or violation of this ordinance.

         Pursuant to Article XI, Section 127 of the Home Rule Charter of the City of Greenville, Texas, upon termination hereof or in the case of forfeiture, as hereinabove provided for, the City reserves the right, and shall have the option, to purchase this franchise, as well as any other property

--------------------------------------------------------------------------------
Cap Rock Franchise                                                   Page 5 of 8
of the Grantee within said City constituting a part of its electric facilities and system, and upon payment of a fair valuation therefor;
provided, however, that the Grantee shall never ben entitled to any payment of valuation because of any value derived from the franchise or the fact that it is or may be a going concern duly installed and operated. This right to purchase in the event of termination hereof may be exercised only after notice in writing is given to Grantee at least 120 days before the expiration date of this franchise.

         For the purpose of this section, the fair valuation of Grantee's electric facilities shall mean the greater of the fair appraised value or the actual costs to Grantee to construct the electric facilities.

         The said fair valuation shall be determined by the majority opinion of three (3) appraisers, one to be appointed by the City, one to be appointed by the Grantee, and the third to be selected by the two so appointed; and, in the event they cannot agree, then the third shall be appointed by the District Judge for Hunt County. Said appraisers shall be named in writing by both parties hereto within ten (10) days after the City's election and notice to Grantee to have said appraisal made, and the third is to be selected within ten (10) days after the first two are appointed. The unanimous or majority opinion, as the case may be, of the appraisers as to the fair valuation of the property of Grantee shall be furnished in writing to both parties within sixty (60) days from the date of the appointment of the third appraiser.

         If either party, that is to say, the Grantee or the City of Greenville, be dissatisfied with the valuation of Grantee's facilities as determined by the unanimous or majority opinion, as the case may be, of the appointed appraisers, said party may, within twenty (20) days after the receipt of the appraiser's report, file suit in the District Court of Hunt County, Texas, and the cause shall be tried de novo and determined as in other civil causes in the District Court, with the only issue to be determined being the amount of the compensation to be paid by the City of Greenville to the Grantee as the fair valuation of Grantee's electrical facilities, which compensation shall be determined by the value of the reproduction costs new, less observed depreciation of said electric facilities, and shall not include any value derived from the franchise or the fact that it is or may be a going concern duly installed and operated.

         If no suit be filed, as herein provided for, the City shall, within ten (10) days after the expiration of the twenty (20) days for filing of suit, exercise its option to purchase Grantee's electrical facilities by payment of the amount determined by the appraisers, or allow the Grantee to remove the same within one (1) year thereafter. In the event either party shall appeal to the District Court, as herein provided for, the term of this franchise shall be extended and it shall remain in full force and effect until ten days after the entry of a final judgment in such cause. Within ten
(10) days after entry of said final judgment, the City shall exercise its option to purchase Grantee's electrical facilities at the amount determined by said judgment, or allow the Grantee to remove its facilities within one
(1) year thereafter.

         SECTION 9. The Grantee shall have the right and privilege of assigning this franchise and all the rights and privileges granted herein, and whenever the word "Grantee" appears herein, it shall be construed as applying to its successors and assigns.

--------------------------------------------------------------------------------
Cap Rock Franchise                                                   Page 6 of 8

         SECTION 10. It is agreed between the City and the Grantee that this franchise agreement does not limit, in any manner, the positions the City may take regarding its rights under Section 37.060 of the Texas Utilities Code. This agreement may not be used to oppose any position the City may take in any proceeding under Section 37.060.

         SECTION 11. Grantee hereby agrees that it will indemnify, save harmless, and exempt the City, its officers, agents, servants, and employees from and against any and all suits, actions, legal proceedings, claims, demands, damages, costs, expenses, and attorney's fees incident to any work done in the performance of this Franchise arising out of a willful or negligent act or omission of the Grantee, its officers, agents, servants, and employees; provided, however, that the Grantee shall not be liable for any suits, actions, legal proceedings, claims, demands, damages, costs, expenses, and attorney's fees arising out of a willful negligent act or omission of the City, its officers, agents, servants, and employees.

         SECTION 12. If any section, paragraph, subdivision, clause, phrase or provision hereof shall be adjudged invalid or unconstitutional, the same shall not affect the validity hereof as a whole, or any part or provision other than the part or provision so decided to be invalid or unconstitutional.

         SECTION 13. Grantee shall, within thirty (30) days from date of the final passage of this ordinance by the City, file with the City Secretary a written statement signed in its name and behalf by a duly authorized officer of Grantee in the following form:

         The Honorable Mayor and Council of the City of Greenville: Cap Rock Electric Cooperative, Incorporated, for itself; its successors and assigns, hereby accepts the attached ordinance, finally passed by the City Council the 25th day of January, 2000, and agrees to be bound by all of its terms and provisions.

                                       CAP ROCK ELECTRIC COOPERATIVE
                                       INCORPORATED

                                       By: /s/ Ulen North
                                          --------------------------------

         Dated this, the          day of                 , 2000.
                         --------       -----------------

         SECTION 14. Any notice or communication required in the administration of this franchise shall be sent to the City as follows: City Manager, City of Greenville, 2821 Washington, Greenville, Texas 75401.

         Any notice or communication required in the administration of this franchise shall be sent to the Grantee as follows: Mr. Ulen North, Executive Vice President, Cap Rock Electric Cooperative, Incorporated, 500 West Wall Street, Suite 400, Midland, Texas 79701.

         SECTION 15. That if any section, provision, subsection, paragraph, sentence, clause, phrase, or word in this Ordinance or application thereof to any person or circumstance is held invalid by any court of competent jurisdiction, such holdings shall not affect the validity of the remaining

--------------------------------------------------------------------------------
Cap Rock Franchise                                                   Page 7 of 8
portions of this Ordinance, and the City Council of the City of Greenville, Texas, hereby declares it would have enacted such remaining portions, despite such invalidity.

         SECTION 16. The City Secretary is hereby authorized and directed to publish the descriptive caption of this ordinance in the manner and for the length of time prescribed by law as an alternative method of publication.

         SECTION 17. All Ordinances or parts of Ordinances in conflict herewith are repealed to the extent of conflict only.

PASSED AND APPROVED, on first reading the 14th day of March, 2000.

PASSED AND APPROVED, on second reading the 28th day of March, 2000.

PASSED AND APPROVED, on third reading and finally adopted on the 11th day of April, 2000.


                                       /s/ Sue Ann Harting
                                       ----------------------------------
                                       Sue Ann Harting, Mayor
ATTEST:

/s/ Debbie Newell
-----------------------------------
Debbie Newell, City Secretary


/s/ Robert L. Scott
-----------------------------------
Robert L. Scott, City Attorney









--------------------------------------------------------------------------------
Cap Rock Franchise                                                   Page 8 of 8